Exhibit 99.3

OCZ Technology Group, Inc. Reports Results for its First Quarter of Fiscal 2014 and Provides Guidance for the Second Quarter of Fiscal 2014

SAN JOSE, Calif., October 7, 2013 (Marketwired) — OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports its first quarter (Q1’14) results which ended on May 31, 2013.

“Revenue generated from our enterprise solutions for the first quarter more than doubled compared to the last quarter, and drove the sequential gross margin increase. Overall revenue declined about 20% sequentially, primarily due to the lack of NAND flash supply for our client SSD products,” said Ralph Schmitt, CEO of OCZ Technology.

“Over the past year we have restructured the Company, which included the appointment of new leadership, reduced operating expenses, streamlined our product offerings, realigned our engineering talent, and introduced new controller silicon and firmware, new higher-end SSDs for the client market and new storage solutions for the enterprise market,” added Schmitt. “Fiscal Q1 is the first quarter in which the company operated with all these particular restructuring and restatement adjustments behind us.”

First Quarter of Fiscal Year 2014, ended May 31, 2013

Revenue for the first quarter of 2014 was $55.3 million compared to revenue of $69.7 million for the fourth quarter of 2013 and revenue of $76.5 million for the first quarter of 2013. We had record revenue of more than $25 million generated from our enterprise solutions for the first quarter. Revenue from our client SSDs were impacted due to the tight supply of NAND flash.

GAAP gross margin for the first quarter of 2014 was 14.7% compared to a GAAP gross margin of 1.7% for the fourth quarter of 2013 and a GAAP gross margin loss of (11.0%) for the first quarter of 2013.

Non-GAAP gross margin for the first quarter of 2014 was 15.5% compared to a non-GAAP gross margin of 2.4% for the fourth quarter of 2013 and a non-GAAP gross margin loss of (10.7%) for the first quarter of 2013. On a sequential basis, gross margins increased significantly due primarily to product mix shift towards our enterprise solutions and inventory write-downs in the fourth quarter. We expect gross margin to decline in future periods as availability of NAND flash has impacted unit shipments, and we expect a less favorable mix of higher margin enterprise products to total unit shipments.

GAAP operating expenses for the first quarter of 2014 were $19.7 million, compared to operating expenses of $21.4 million for the fourth quarter of 2013 and operating expenses of $23.0 million for the first quarter of 2013.

Non-GAAP operating expenses for the first quarter of 2014 were $17.7 million, compared to non-GAAP operating expenses of $19.3 million for the fourth quarter of 2013 and non-GAAP operating expenses of $21.1 million for the first quarter of 2013. Operating expenses for the first quarter of 2014 included additional legal expenses in the amount of $1.7 million compared to $2.9 million in the fourth quarter of 2013, a reduction of $1.2 million sequentially. The Company continues to reduce non-critical spending.

GAAP net loss for the first quarter of 2014 was $(13.2) million, or a loss of $(0.19) per share on 68.2 million weighted average shares outstanding. This compares with a net loss of $(21.1) million, or a loss of $(0.31) per share on 68.0 million weighted average shares outstanding for the fourth quarter of 2013 and a net loss of $(24.5) million, or a loss of $(0.36) per share on 67.5 million weighted average shares outstanding for the first quarter of 2013.

Non-GAAP net loss for the first quarter of 2014 was $(9.7) million, or a loss of $(0.14) per share on 68.2 million weighted average shares outstanding compared to a non-GAAP loss of $(18.5) million, or $(0.27) per share on 68.0 million weighted average shares outstanding in the fourth quarter of 2013 and to a non-GAAP net loss of $(29.4) million, or a loss of $(0.44) per share on 67.5 million weighted average shares outstanding for the first quarter of 2013.

Cash and cash equivalents at the end of first quarter of 2014 were $5.0 million compared to $12.2 million at the end of the fourth quarter of 2013.

1Q14 Highlights:

•	Appointment of Rafael Torres as Chief Financial Officer (CFO)

•	Entered into loan and security agreement with Hercules Technology Growth Capital

•	Launched new VXL 1.3 Cache and Virtualization Software. VXL 1.3 adds additional features including evolved synchronous data mirroring capabilities and automatic server failover mechanisms to enable ‘SAN-less,’ highly available, fault tolerant environments based entirely on virtualized host flash

•	AB S.A., an established multinational distributor of leading IT and computer technology products, became an authorized distributor of OCZ’s complete line of SSDs and PSUs in the Central-Eastern Europe (CEE) region

•	The ZD-XL SQL Accelerator earned the Best of Interop® award in the Data Center & Storage category. OCZ’s new ZD- XL SQL Accelerator is a tightly integrated, plug-and-play flash acceleration solution optimized for SQL Server applications

•	OCZ Enterprise-Class SATA-Based Deneva 2 SSDs were qualified on NETGEAR’s ReadyDATA 516 NAS Device

•	Launched the next generation Vertex 450 Series Solid State Drives which utilizes the proprietary Barefoot 3 M10 Series Controller and 20nm Flash to deliver a superior client computing experience. The Vertex 450 has received over 80 positive reviews from industry trade press including Editor’s Choice Awards from leading media reviewers including The SSD Review, PC Perspective and Storage Review

•	OCZ Collaborated with Mellanox Technologies to optimize Microsoft SQL Server for Microsoft Always-On Environments. The combined solutions deliver industry-leading Ethernet connectivity, intelligent and efficient cache and flash volume distribution of PCI Express (PCIe) flash resources as well as enabling High Availability (HA) services of Microsoft SQL Server installations

Second Quarter of Fiscal Year 2014, ended August 31, 2013 Guidance

We intend to file our Second Quarter results for Fiscal 2014 by the required date of October 15, 2013.

“In the first half of our fiscal year, we faced significant challenges securing flash. We believe that flash availability and pricing was impacted by our credit situation due to our restatement efforts. This especially came to light in the second quarter,” explained Schmitt.

“Preliminary revenue for the second quarter of fiscal 2014 will decrease to between $30 and $35 million with a significant reduction to gross margins as compared to the first quarter. Our NAND supply constraints and costs more significantly impacted our client revenue and margins,” continued Schmitt.

“Also in the second quarter, one of our major customers completed their data center installation and other large scale data center designs to offset this revenue are still in process. Our channel based Enterprise business grew but could not offset this shortfall. We continue to see robust overall demand for our products but are challenged with our credit situation to realize these revenues.”

Additional Financial Information

To help investors better understand OCZ’s historical revenue trends, including geographic revenue by delivery location and revenue by product groups, additional revenue information is shown in the charts below.

Quarterly net revenue by product groups and major geographic area by delivery location ($000)’s (Unaudited)

Product Groups	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
SSD	$49,767	$63,683	$92,322	$83,436	$71,602
Power supplies & Other	5,555	5,989	6,880	5,162	4,890

Total	$55,322	$69,672	$99,202	$88,598	$76,492

Major Geographic Areas	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
United States	$35,215	$27,243	$37,243	$33,034	$26,918
EMEA	12,290	$27,935	45,553	38,834	33,017
ROW	7,817	$14,494	16,406	16,730	16,557

Total	$55,322	$69,672	$99,202	$88,598	$76,492

The chart below is a summary comparison of GAAP to Non-GAAP measures. Please refer to the following sections below on the calculation and explanation of Non-GAAP financial measures (unaudited).

(In thousands, except per share amount)

GAAP Financial Comparison

	Q1 2014	Q4 2013	Q1 2013
Net revenue	$55,322	$69,672	$76,492
Gross margin	14.7%	1.7%	-11.0%
Net loss	$(13,232)	$(21,099)	$(24,484)
Loss per share	$(0.19)	$(0.31)	$(0.36)

Non-GAAP Financial Comparison

	Q1 2014	Q4 2013	Q1 2013
Net revenue	$55,322	$69,672	$76,492
Gross margin	15.5%	2.4%	-10.7%
Net loss	$(9,725)	$(18,526)	$(29,405)
Loss per share	$(0.14)	$(0.27)	$(0.44)

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. More information is available at www.ocz.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to OCZ’s ability to continue as a going concern, the risk of litigation or governmental investigations or proceedings relating to OCZ’s historical accounting policies, practices and procedures and other matters; OCZ’s ability to timely file periodic reports in the future, that margins in the second quarter of FY 2014 will likely be lower, market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory; OCZ’s ability to obtain sufficient component parts, including NAND flash, at acceptable prices, and OCZ’s ability to generate cash from operations, secure external funding for its operations, secure appropriate levels of credit and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on October 7, 2013, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

Calculation of Non-GAAP net loss

Non-GAAP net loss is calculated as net loss excluding non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.

Non-GAAP Financial Measures

OCZ continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing financial results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, OCZ uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. OCZ’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. OCZ presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate OCZ’s financial results in a manner that focuses on what OCZ believes to be its ongoing business operations.

OCZ’s management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of OCZ’s business and for planning and forecasting in subsequent periods. Whenever OCZ uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above.

OCZ Investor Relations Contact:	Media Contact:

Bonnie Mott	Scott Harlin
Senior Manager of Investor Relations	Director of Marketing Communications - Enterprise
(408) 440-3428	(408) 733-8400
bmott@ocztechnology.com	sharlin@ocztechnology.com

Condensed Consolidated Statements of Operations

In thousands, except per share data	Three Months Ended
	May 31, 2013 Q1 2014	February 28, 2013 Q4 2013	May 31, 2012 Q1 2013
	unaudited	unaudited	Restated unaudited
Net revenue	$55,322	$69,672	$76,492
Cost of revenue	47,217	68,513	84,897

Gross profit (loss)	8,105	1,159	(8,405)

Research & development	8,870	7,938	11,805
Sales & marketing	5,164	5,456	6,749
General and administrative	5,680	7,836	4,423
Restructuring charges	—	180	—

Total operating expenses	19,714	21,410	22,977

Loss from operations	(11,609)	(20,251)	(31,382)

Other income (expense), net	14	(164)	(104)
Interest and financing costs	(550)	(871)	(56)
Revaluation to fair value of common stock warrants	(979)	25	7,017

Loss before income taxes	(13,124)	(21,261)	(24,525)
Provision for (benefit from) income taxes	108	(162)	(41)

Net loss	$(13,232)	$(21,099)	$(24,484)

Net loss per share:
Basic	$(0.19)	$(0.31)	$(0.36)

Diluted	$(0.19)	$(0.31)	$(0.36)

Shares used in net loss per share:
Basic	68,172	68,006	67,504

Diluted	68,172	68,006	67,504

OCZ Technology Group, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	May 31, 2013	February 28, 2013
	unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$5,036	$12,224
Restricted cash	1,000	62
Accounts receivable, net of allowances	14,234	12,228
Inventories, net	29,578	32,753
Prepaid expenses and other current assets	7,339	7,831

Total current assets	57,187	65,098
Property and equipment, net	7,361	7,795
Intangible assets, net	4,467	4,892
Non-current deferred tax assets	553	553
Other assets	562	492

Total assets	$70,130	$78,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans payable	$9,492	$—
Accounts payable	21,876	26,730
Derivative liability	1,136	—
Accrued and other liabilities	17,833	22,172

Total current liabilities	50,337	48,902
Common stock warrant liability	2,081	1,160
Deferred tax liabilities, net of current portion	209	209
Other long-term liabilities	2,380	2,254

Total liabilities	55,007	52,525

Stockholders’ equity:
Preferred stock, $0.0025 par value, 20,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0025 par value, 120,000,000 shares authorized; 68,207,166 and 68,102,890 shares issued and outstanding at May 31, 2013 and February 28, 2013, respectively	170	170
Additional paid-in capital	339,507	337,403
Accumulated deficit	(323,895)	(310,663)
Accumulated other comprehensive loss	(659)	(605)

Total stockholders’ equity	15,123	26,305

Total liabilities and stockholders’ equity	$70,130	$78,830

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the Company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to “Explanation of Non-GAAP Financial Measures” in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	May 31, 2013	February 28, 2013	May 31, 2012
	Q1 2014	Q4 2013	Q1 2013
			Restated
GAAP GROSS PROFIT (LOSS)	$8,105	$1,159	$(8,405)
GAAP GROSS MARGIN	14.7%	1.7%	-11.0%

Stock based compensation	245	250	109
Amortization of intangible assets	230	230	145

NON-GAAP GROSS PROFIT (LOSS)	$8,580	$1,639	$(8,151)

NON-GAAP GROSS MARGIN	15.5%	2.4%	-10.7%

GAAP OPERATING EXPENSES	$19,714	$21,410	$22,977
Stock based compensation	(1,857)	(1,742)	(1,481)
Amortization of intangible assets	(196)	(196)	(361)
Restructuring charges	—	(180)	—

NON-GAAP OPERATING EXPENSES	$17,661	$19,292	$21,135

GAAP NET LOSS	$(13,232)	$(21,099)	$(24,484)
Adjustments for:
Stock based compensation	2,102	1,992	1,590
Amortization of intangible assets	426	426	506
Restructuring charges	—	180	—
Non-cash charges for revaluation of common stock warrants issued in connection with equity financing	979	(25)	(7,017)

NON-GAAP NET LOSS	$(9,725)	$(18,526)	$(29,405)

GAAP BASIC AND DILUTED NET LOSS PER SHARE	$(0.19)	$(0.31)	$(0.36)
Adjustments for:
Stock based compensation	0.03	0.03	0.02
Amortization of intangible assets	0.01	0.01	0.01
Restructuring charges	—	—	—
Non-cash charges for revaluation of common stock warrants issued in connection with equity financing	0.01	—	(0.11)

NON-GAAP NET LOSS PER SHARE	$(0.14)	$(0.27)	$(0.44)